Exhibit 28(j) (1) under Form N-1A

Exhibit 23 under Item 601/Reg. S-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and

Board of Trustees of

Federated MDT Stock Trust:

We consent to the use of our report dated December 23, 2013, with respect to the financial statements of Federated MDT Stock Trust as of October 31, 2013, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Boston, Massachusetts

December 23, 2013